Exhibit B


Schedule B





                     BLACKROCK BOND ALLOCATION TARGET SHARES









                       AGREEMENT AND DECLARATION OF TRUST


















                            Dated as of March 5, 2003

                                TABLE OF CONTENTS

                                                                          Page

                                    ARTICLE I

                                              The Trust......................1

1.1      Name................................................................1
1.2      Definitions.........................................................2
1.3      Purpose and Powers of Trust.........................................4


                                   ARTICLE II

                                              Trustees.......................4

2.1      Number and Qualification............................................4
2.2      Term and Election...................................................4
2.3      Resignation and Removal.............................................4
2.4      Vacancies...........................................................5
2.5      Meetings............................................................5
2.6      Trustee Action by Written Consent...................................6
2.7      Officers............................................................6


                                   ARTICLE III

                                    Powers and Duties of Trustees............7

3.1      General.............................................................7
3.2      Investments.........................................................7
3.3      Legal Title.........................................................7
3.4      Issuance and Repurchase of Shares...................................8
3.5      Borrow Money or Utilize Leverage....................................8
3.6      Delegation; Committees..............................................8
3.7      Collection and Payment..............................................9
3.8      Expenses............................................................9
3.9      By-Laws............................................................10
3.10     Miscellaneous Powers...............................................10
3.11     Further Powers.....................................................10


                                   ARTICLE IV

                         Advisory, Management and Distribution Arrangemes...11

4.1      Advisory and Management Arrangements...............................11
4.2      Distribution Arrangements..........................................11
4.3      Parties to Contract................................................11


                                    ARTICLE V

                                      Limitations of Liability
                                         and Indemnification................12

5.1      No Personal Liability of Shareholders, Trustees, etc...............12
5.2      Mandatory Indemnification..........................................13
5.3      No Duty of Investigation; Notice in Trust Instruments, etc.........14
5.4      Reliance on Experts, etc...........................................15


                                   ARTICLE VI

                                    Shares of Beneficial Interest...........15

6.1      Beneficial Interest................................................15
6.2      Series Designation.................................................15
6.3      Class Designation..................................................15
6.4      Description of Shares..............................................16
6.5      Rights of Shareholders.............................................18
6.6      Trust Only.........................................................19
6.7      Issuance of Shares.................................................19
6.8      Register of Shares.................................................19
6.9      Transfer Agent and Registrar.......................................20
6.10     Transfer of Shares.................................................20
6.11     Notices............................................................20


                                   ARTICLE VII

                                             Custodians.....................21

7.1      Appointment and Duties.............................................21
7.2      Central Certificate System.........................................21


                                  ARTICLE VIII

                                             Redemption.....................22

8.1      Redemptions........................................................22
8.2      Disclosure of Holding..............................................22


                                   ARTICLE IX

                                  Determination of Net Asset Value
                                    Net Income and Distributions............23

9.1      Net Asset Value....................................................23
9.2      Distributions to Shareholders......................................23
9.3      Power to Modify Foregoing Procedures...............................24


                                    ARTICLE X

                                            Shareholders....................24

10.1     Meetings of Shareholders...........................................24
10.2     Voting.............................................................24
10.3     Notice of Meeting and Record Date..................................25
10.4     Quorum and Required Vote...........................................25
10.5     Proxies, etc.......................................................26
10.6     Reports............................................................26
10.7     Inspection of Records..............................................27
10.8     Shareholder Action by Written Consent..............................27


                                   ARTICLE XI

                                   Duration; Termination of Trust;
                                      Amendment; Mergers, Etc...............27

11.1     Duration...........................................................27
11.2     Termination........................................................27
11.3     Amendment Procedure................................................28
11.4     Merger, Consolidation and Sale of Assets...........................29
11.5     Subsidiaries.......................................................29


                                   ARTICLE XII

                                            Miscellaneous...................30

12.1     Filing.............................................................30
12.2     Resident Agent.....................................................30
12.3     Governing Law......................................................30
12.4     Counterparts.......................................................31
12.5     Reliance by Third Parties..........................................31
12.6     Provisions in Conflict with Law or Regulation......................31

                     BLACKROCK BOND ALLOCATION TARGET SHARES

                       AGREEMENT AND DECLARATION OF TRUST


                  AGREEMENT AND DECLARATION OF TRUST made as of the 5th day of March, 2003, by the Trustees hereunder, and by the holders of shares of beneficial interest issued hereunder as hereinafter provided.

                  WHEREAS, this Trust has been formed to carry on business as set forth more particularly hereinafter;

                  WHEREAS, this Trust is authorized to issue an unlimited number of its shares of beneficial interest in separate series and classes of each such series, each separate series to be a sub-trust hereunder, all in accordance with the provisions hereinafter set forth;

                  WHEREAS, the Trustees have agreed to manage all property coming into their hands as Trustees of a Delaware statutory trust in accordance with the provisions hereinafter set forth; and

                  WHEREAS, the parties hereto intend that the Trust created by this Declaration and the Certificate of Trust filed with the Secretary of State of the State of Delaware on March 5, 2003 shall constitute a statutory trust under the Delaware Statutory Trust Act and that this Declaration shall constitute the governing instru ment of such statutory trust.

                  NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities, and other assets which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust or sub-trusts created hereunder as hereinaf ter set forth.


                                    ARTICLE I

                                    The Trust

                  1.1 Name. This Trust shall be known as the "BlackRock Bond Allocation Target Shares" and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time deter mine.

                  1.2 Definitions. As used in this Declaration, the following terms shall have the following meanings:

                  "By-Laws" shall mean the By-Laws of the Trust as amended from time to time by the Trustees.

                  "Class" shall mean a portion of Shares of a Series of the Trust established in accordance with Section 6.3 hereof.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Declaration" shall mean this Agreement and Declaration of Trust, as amended or amended and restated from time to time, including by way of any classifying or reclassifying Shares of any Series or any Class of any such Series or determining any designations, powers, preferences, voting, conversion and other rights, limitations, qualifications and terms and conditions thereof.

                  "Delaware Statutory Trust Statute" shall mean the provisions of the Delaware Statutory Trust Act, 12 Del. C.ss.3801, et. seq., as such Act may be amended from time to time.

                  "Fundamental Policies" shall mean the investment policies and restrictions set forth from time to time in any current Prospectus or contained in any current Registration Statement of the Trust or any Series filed with the Commission or as otherwise adopted by the Trustees and the Shareholders in accordance with the requirements of the 1940 Act that are expressly designated as fundamental policies of such Series as they may be amended from time to time in accordance with the 1940 Act.

                  "Interested Person" shall have the meaning ascribed thereto in the 1940 Act.

                  "Majority Shareholder Vote" shall mean a vote of a "majority of the outstanding voting securities" (as such term is defined in the 1940 Act) of the Trust, any Series of the Trust or any Class thereof, as applicable.

                  The "1940 Act" refers to the Investment Company Act of 1940 and the rules and regulations promulgated thereunder and applicable exemptions there from, as amended from time to time.

                  The "1933 Act" refers to the Securities Act of 1933, and the rules and regulations promulgated thereunder and applicable exemptions therefrom, as amended from time to time.

                  "Person" shall mean and include natural persons, corporations, partnerships, trusts, limited liability companies, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                  "Prospectus" shall mean the current prospectus or offering memoran dum of securities of the Trust or of any Series thereof or of any Class of any such Series, as applicable.

                  "Series" shall mean the separate sub-trusts that may be established and designated as series pursuant to Section 6.2 hereof or any one of such sub-trusts, as applicable.

                  "Series Liabilities" shall mean as of any particular time any and all debts, obligations or other liabilities, contingent or otherwise, of or relating to a particular Series of the Trust.

                  "Series Property" shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of a particular Series.

                  "Shareholders" shall mean as of any particular time the holders of record of outstanding Shares of the Trust, any Series of the Trust or any Class of any Series, as applicable, at such time.

                  "Shares" shall mean the transferable units of beneficial interest in the Trust or in a Series of the Trust and includes fractions of Shares as well as whole Shares, which Shares may be classified as relating to particular Series and Classes within a Series. All references to Shares shall be deemed to be Shares of any or all Series or Classes as the context may require.

                  "Trust" shall mean the trust established by this Declaration, as amended from time to time, inclusive of each such amendment and every sub-trust established as a Series hereunder.

                  "Trustees" shall mean the signatory to this Declaration, so long as such signatory shall continue in office in accordance with the terms hereof, and all other Persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office.

                  1.3 Purpose and Powers of Trust. The Trust is established for the purpose of engaging in any activity not prohibited by Delaware law and shall have the power to engage in any such activity and in any activity incidental or related to any such activity.


                                  ARTICLE II

                                   Trustees

                  2.1 Number and Qualification. Prior to any offering of Shares, there may be a sole Trustee and thereafter, the number of Trustees shall be such number, not less than two or more than nine, as shall be set forth in a written instrument signed by a majority of the Trustees then in office. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term. An individual nominated as a Trustee shall be at least 21 years of age and not older than 80 years of age at the time of nomination and not under legal disability. Trustees need not own Shares and may succeed themselves in office. The Trustees may elect from their number a Chairman who shall serve at the pleasure of the Trustees.

                  2.2 Term and Election. Each Trustee elected shall hold office until his or her successor shall have been elected and shall have qualified. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of a Trustee.

                  2.3 Resignation and Removal. Any of the Trustees may resign their trust (without need for prior or subsequent accounting) by an instrument in writing signed by such Trustee and delivered or mailed to the Trustees or the Chairman, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the minimum number required by Section 2.1 hereof) with or without cause by written instrument signed by two-thirds of the remaining Trustees specifying the date such removal shall become effective or by action taken by the holders of at least seventy-five percent (75%) of the Shares then entitled to vote in an election of such Trustee. Upon the resignation or removal of a Trustee, each such resigning or removed Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Series Property held in the name of such resigning or removed Trustee. Upon the incapacity or death of any Trustee, such Trustee's legal representative shall execute and deliver on such Trustee's behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

                  2.4 Vacancies. Whenever a vacancy in the Board of Trustees shall occur, the remaining Trustees may, subject to the requirements of the 1940 Act, fill such vacancy by appointing an individual having the qualifications described in this Article by a written instrument signed by a majority of the Trustees then in office or by election by the Shareholders, or may leave such vacancy unfilled or may reduce the number of Trustees (provided the aggregate number of Trustees after such reduction shall not be less than the minimum number required by Section 2.1 hereof). Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Article made by a written instrument or resolution signed or approved by a majority of the Trustees then in office or by election by the Shareholders. No vacancy shall operate to annul this Declaration or to revoke any existing authority or power existing pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, the Trustees in office, regard less of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.

                  2.5 Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, or the President or any two Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Trustees. Notice of any other meeting shall be given by the Secretary and shall be delivered to the Trustees orally not less than 24 hours, or in writing not less than 72 hours, before the meeting, but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of object ing to the transaction of any business on the ground that the meeting has not been properly called or convened. A quorum for all meetings of the Trustees shall be one- third of the Trustees. Unless provided otherwise in this Declaration and except as required under the 1940 Act, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees.

                  Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be one-third, but not less than two, of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of all of the members.

                  With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the 1940 Act.

                  All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in a meeting pursuant to any such commu nications system shall constitute presence in person at such meeting.

                  2.6 Trustee Action by Written Consent. Any action which may be taken by Trustees by vote may be taken without a meeting if that number of the Trustees, or members of a committee, as the case may be, required for approval of such action at a meeting of the Trustees or of such committee consent to the action in writing and the written consents are filed with the records of the meetings of Trust ees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.

                  2.7 Officers. The Trustees shall elect a President, a Secretary and a Treasurer who shall serve at the pleasure of the Trustees or until their successors are elected. The Trustees may elect or appoint or may authorize the Chairman, if any, or President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. The President, Secretary and Treasurer may, but need not, be a Trustee.


                                  ARTICLE III

                         Powers and Duties of Trustees

                  3.1 General. The Trustees shall owe to the Trust and its Shareholders the same fiduciary duties as owed by directors of corporations to such corporations and their stockholders under the general corporation law of the State of Delaware. The Trustees shall have exclusive and absolute control over the Series Property of each Series and over the business of the Trust and any Series thereof to the same extent as if the Trustees were the sole owners of all such Series Property and busi ness in their own right, but with such powers of delegation as may be permitted by this Declaration. The enumeration of any specific power herein shall not be con strued as limiting the aforesaid power. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Trust. The powers of the Trustees may be exercised without order of or resort to any court. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties or powers hereunder.

                  3.2 Investments. The Trustees shall have power, subject to the Fundamental Policies in effect from time to time with respect to the Trust, to:

                           (a) manage, conduct, operate and carry on the
business of an investment company;

                           (b) subscribe for, invest in, reinvest in, purchase
or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of any and all sorts of property, tangible or intangible, including but not limited to securities of any type whatsoever, whether equity or non-equity, of any issuer, evidences of indebtedness of any Person and any other rights, interests, instruments or property of any sort and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said investments. The Trustees shall not be limited by any law limiting the investments which may be made by fiduciaries.

                  3.3 Legal Title. Legal title to all the Series Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Series Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or any Series thereof, or in the name of any other Person as nominee, custodian or pledgee, on such terms as the Trustees may determine, provided that the interest of the Trust or any Series thereof therein is appropriately protected.

                  The right, title and interest of the Trustees in the Series Property shall vest automatically in each Person who may hereafter become a Trustee upon his due election and qualification. Upon the ceasing of any Person to be a Trustee for any reason, such Person shall automatically cease to have any right, title or interest in any of the Series Property, and the right, title and interest of such Trustee in the Series Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

                  3.4 Issuance and Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Shares, including Shares in fractional denominations, shall have the power to establish from time to time in accordance with the provisions of Section 6.2 and 6.3 hereof Series and Classes representing interests in the Trust or a Series thereof and, subject to the more detailed provisions set forth in
Article VII, shall have the power to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the applicable Series of the Trust whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the State of Delaware governing business corporations.

                  3.5 Borrow Money or Utilize Leverage. Subject to the Fundamental Policies in effect from time to time, the Trustees shall have the power to borrow money or otherwise obtain credit or utilize leverage in connection with the activities of any Series to the maximum extent permitted by law, regulation or order and the Fundamental Policies of any Series and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of such Series, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person; provided, however, that the assets of any particular Series shall not be used as security for any credit extended solely or partially to one or more other Series.

                  3.6 Delegation; Committees. The Trustees shall have the power, consistent with their continuing exclusive authority over the management of the Trust and the Series Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the applicable Series or the names of the Trustees or otherwise as the Trustees may deem expedient, to at least the same extent as such delegation is permitted to directors of a Delaware business corporation and is permitted by the 1940 Act, as well as any further delega tions the Trustees may determine to be desirable, expedient or necessary in order to effect the purpose hereof. The Trustees may designate one or more committees which shall have all or such lesser portion of the authority of the entire Board of Trustees as the Trustees shall determine from time to time except to the extent action by the entire Board of Trustees or particular Trustees is required by the 1940 Act.

                  3.7 Collection and Payment. The Trustees shall have power to collect all property due to any Series of the Trust; to pay all claims, including taxes, against any Series Property, the Trust or any Series of the Trust, the Trustees or any officer, employee or agent of the Trust; to prosecute, defend, compromise or abandon any claims relating to any Series Property, the Trust or any Series of the Trust, the Trustees or any officer, employee or agent of the Trust; to foreclose any security interest securing any obligations, by virtue of which any property is owed to any Series of the Trust; and to enter into releases, agreements and other instruments. Except to the extent required for a Delaware business corporation, the Shareholders shall have no power to vote as to whether or not a court action, legal proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust, any Series or the Shareholders thereof.

                  3.8 Expenses. The Trustees shall have power to incur and pay out of the assets or income of any Series of the Trust, any expenses which in the opinion of the Trustees are necessary or appropriate to carry out any of the purposes of this Declaration, and the business of any Series of the Trust, and to pay reasonable compensation from the funds of each Series to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. Subject to the 1940 Act, the Trustees may pay themselves such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable and reimbursement for expenses reasonably incurred by themselves on behalf of any Series. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series, to pay directly, in advance or arrears, for charges of distribution, of the custodian or transfer, shareholder servicing or similar agent of such Series or Class, a pro rata amount as defined from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends or distributions owed such Shareholder and/or by reducing the number of shares in the account of such Shareholder by that number of full and/or fractional Shares which represents, at the net asset value thereof, the outstanding amount of such charges due from such Shareholder.

                  3.9 By-Laws. The Trustees shall have the exclusive authority to adopt and from time to time amend or repeal By-Laws for the conduct of the business of the Trust.

                  3.10 Miscellaneous Powers. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of any Series, including investment advisors, administra tors, custodians, transfer agents, shareholder services providers, accountants, counsel, brokers, dealers and others; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Series Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisors, distributors, selected dealers or independent contractors of any Series against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability;
(d) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the extent permitted by applicable law, indemnify any Person with whom any Series has dealings, including without limitation any investment advisor, administrator, manager, transfer agent, custodian, distributor or selected dealer, or any other Person as the Trustees may see fit to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method in which its accounts shall be kept; and (i) adopt a seal for the Trust but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

                  3.11 Further Powers. The Trustees shall have the power to conduct the business of the Trust or any Series of the Trust or any Class thereof and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependen cies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust or any Series of the Trust or any Class thereof although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust or any Series of the Trust or any Class thereof made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees.


                                  ARTICLE IV

              Advisory, Management and Distribution Arrangements
              --------------------------------------------------

                  4.1 Advisory and Management Arrangements. Subject to the requirements of applicable law as in effect from time to time, the Trustees may in their discretion from time to time enter into advisory, administration or management contracts (including, in each case, one or more sub-advisory, sub-administration or sub-management contracts) whereby the other party to any such contract shall undertake to furnish the Trustees such advisory, administrative and management services, with respect to the Trust as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration, the Trustees may authorize any advisor, administrator or manager (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect investment transactions with respect to the assets on behalf of the Trustees to the full extent of the power of the Trustees to effect such transactions or may authorize any officer, employee or Trustee to effect such transactions pursuant to recommendations of any such advisor, administrator or manager (and all without further action by the Trustees). Any such investment transaction shall be deemed to have been authorized by all of the Trustees.

                  4.2 Distribution Arrangements. Subject to compliance with the 1940 Act, the Trustees may retain a distributor to sell Shares of the Trust or any Series. The Trustees may in their discretion from time to time enter into one or more contracts, providing for the sale of the Shares of the Trust or any Series, whereby the Trust may either agree to sell such Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV or the By-Laws; and such contract may also provide for the repurchase or sale of Shares of the Trust or Series by such other party as principal or as agent of the Trust.

                  4.3 Parties to Contract. Any contract of the character described in Sections 4.1 and 4.2 of this Article IV or in Article VII hereof may be entered into with any Person, although one or more of the Trustees, officers or employees of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the By-Laws. The same Person may be the other party to contracts entered into pursuant to Sections 4.1 and 4.2 above or Article VII, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.3.



                                   ARTICLE V

                           Limitations of Liability
                              and Indemnification

                  5.1 No Personal Liability of Shareholders, Trustees, etc. No Share holder of the Trust shall be subject in such capacity to any personal liability whatso ever to any Person in connection with Series Property or the acts, obligations or affairs of the Trust. Shareholders shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the general corporation law of the State of Delaware. No Trustee, officer, employee or agent of the Trust or any Series of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person, other than the Trust or the respective Series or the Shareholders, in connection with Series Property or the affairs of the Trust or the respective Series, save only liability to the Trust or its Shareholders arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the Series Property of the affected Series for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee or officer, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception regarding Trustees and officers, he shall not, on account thereof, be held to any personal liability. Any repeal or modification of this Section 5.1 shall not adversely affect any right or protection of a Trustee or officer of the Trust existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                  5.2 Mandatory Indemnification. (a) The Trust hereby agrees, solely out of the assets of the affected Series, to indemnify each Person who at any time serves as Trustee or officer of the Trust (each such Person being an "indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in any capacity set forth above in this Article V by reason of his having acted in any such capacity, except with respect to any matter as to which he shall not have acted in good faith in the reasonable belief that his action was in the best interest of the Trust or the respective Series of the Trust and further more, in the case of any criminal proceeding, as to which he shall have had reason able cause to believe that the conduct was unlawful, provided, however, that no indemnitee shall be indemnified hereunder against any liability to any Person or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of his position. Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnifica tion shall be mandatory only if the prosecution of such action, suit or other proceed ing by such indemnitee was (1) authorized by a majority of the Trustees or (2) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in this Declaration shall continue as to a Person who has ceased to be a Trustee or officer of the Trust and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of this Declaration or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any Person who at any time is or was a Trustee or officer of the Trust or otherwise entitled to indemnification hereun der in respect of any act or omission that occurred prior to such amendment, restate ment or repeal.

                         (b) Notwithstanding the foregoing, no indemnification
shall be made hereunder unless there has been a determination (1) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder or, (2) in the absence of such a decision, by (i) a majority vote of a quorum (being one-third of such Trustees) of those Trustees who are neither Interested Persons of the Trust nor parties to the proceeding ("Disinter ested Non-Party Trustees"), that the indemnitee is entitled to indemnification hereunder, or
(ii) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion conclude that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) below.

                           (c) The Trust shall make advance payments in
connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation by the indemnitee of the indemnitee's good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Trust unless it is subsequently determined that indemnitee is entitled to such indemnification and if a majority of the Trustees determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (1) the indemnitee shall provide adequate security for his undertaking, (2) the Trust shall be insured against losses arising by reason of any lawful advances, or (3) a majority of a quorum of the Disinterested Non-Party Trustees, or if a majority vote of such quorum so directs, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee ultimately will be found entitled to indemnification.

                           (d) The rights accruing to any indemnitee under
these provi sions shall not exclude any other right to which he or she may be lawfully entitled.

                           (e) Subject to any limitations provided by the 1940
Act and this Declaration, the Trust shall have the power and authority, solely out of the assets of the affected Series, to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Trust or serving in any capacity at the request of the Trust to the full extent as corporations organized under the Delaware General Corporation Law may indemnify or provide for the advance payment of expenses for such Persons provided that such indemnification has been approved by a majority of the Trustees.

                  5.3 No Duty of Investigation; Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other Person dealing with the Trustees or with any officer, employee or agent of the Trust or any Series of the Trust or Class thereof shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust or any Series of the Trust, and every other act or thing whatsoever executed in connection with the Trust or any Series of the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Series Property, the Shareholders of each Series, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible liability, and such other insurance as the Trustees in their sole judgment shall deem advisable or is required by the 1940 Act..

                  5.4 Reliance on Experts, etc. Each Trustee and officer or employee of the Trust or any Series of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust or any Series of the Trust or Class thereof, upon an opinion of counsel, or upon reports made to the Trust or any Series thereof by any of the Trust's officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or other expert may also be a Trustee.


                                  ARTICLE VI

                         Shares of Beneficial Interest

                  6.1 Beneficial Interest. The interest of the beneficiaries hereunder shall be represented by an unlimited number of transferable shares of beneficial interest, par value $.001 per share. All Shares issued in accordance with the terms hereof, including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid when the consideration determined by the Trustees (if any) therefor shall have been received by the Trust. The power to make certain changes against Shareholders and their Shares shall not be considered assessments for the foregoing purpose.

                  6.2 Series Designation. The Trustees, in their discretion from time to time, may authorize the reclassification of Shares into one or more Series, each Series relating to a separate portfolio of investments and each of which Series shall be a separate and distinct sub-trust of the Trust. Each Series so established hereunder shall be deemed to be a separate trust under the provisions of Delaware law. The Trustees shall have exclusive power without the requirement of Shareholder approval to establish and designate such separate and distinct Series and to fix and determine the relative rights and preferences as between the different Series. The establishment and designation of any Series shall be effective upon the execution or approval by a majority of the Trustees of an instrument or resolution setting forth the establishment and designation of such Series (or when authorized to do so, by any officer of the Trust pursuant to the vote of a majority of the Trustees of the Trust). Such instru ment shall also set forth any rights and preferences of such Series which are in addition to the rights and preferences of Shares set forth in this Declaration. At any time that there are no Shares outstanding of any particular Series previously estab lished and designated, the Trustees may by an instrument or resolution executed or approved by a majority of their number abolish or alter that Series and the establish ment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

                  6.3 Class Designation. The Trustees, in their discretion from time to time, may authorize the reclassification of Shares of any Series into one or more Classes of Shares all the assets of which Series shall remain commingled and not allocated among the different Classes thereof. The Trustees shall have exclusive power without the requirement of Shareholder approval to establish and designate such separate and distinct Classes and to fix and determine the relative rights, terms, conditions and expenses applicable to each Class of Shares to the maximum extent permitted by the 1940 Act. The establishment and designation of any Class of Shares shall be effective upon the execution or approval by a majority of the Trustees of an instrument or resolution setting forth the establishment and designation of such Class (or when authorized to do so, by an officer of the Trust pursuant to the vote of a majority of the Trustees of the Trust). At any time that there are no Shares outstand ing of any particular Class previously established and designated, the Trustees may, by an instrument or resolution executed or approved by a majority of the Trustees, abolish or alter that Class and the establishment and designation thereof.

                  6.4 Description of Shares. If the Trustees shall create sub-trusts and reclassify the Shares into one or more Series or create Classes of Shares, the following provisions shall be applicable:

                           (a) Number of Shares. The number of Shares of each
Series
or Class that may be issued shall be unlimited. The Trustees may, but shall not be required to, classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series or Class into one or more Series or Classes that may be established and designated from time to time. The Trustees may, but shall not be required to, hold as treasury Shares (of the same or some other Series or Class), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any Series or Class reacquired by the Trust at their discretion from time to time.

                           (b) Investment of Property. The power of the Trustees
to
invest and reinvest the Series Property of each Series that may be established shall be governed by Section 3.2 of this Declaration.

                           (c) Allocation of Assets. All consideration
received by the Trust for the issue or sale of Shares of a particular Series or Class of such Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payment derived from any reinvestment of such proceeds in whatever form the same may be, together with such Series' or Class's share of any other assets of the Trust, shall be held by the Trustees and Trust for the benefit of the Shareholders of such Series and, subject to the rights of creditors of such Series only, shall irrevocably belong to that Series for all purposes, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Series, such assets shall be allocated among the Series in proportion to their net assets as a proportion of the total net assets of the Trust unless the Trustees shall have affirma tively allocated them among any one or more of the Series established and designated from time to time in any other manner or basis as they, in their sole discretion, deem fair and equitable, and anything so allocated to a Series shall belong to such Series. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes.

                           (d) Allocation of Liabilities. The assets belonging
to each particular Series or attributable to each particular Class of such Series shall be charged with the liabilities of the Trust in respect of that Series or Class and with all expenses, costs, charges and reserves attributable to that Series or Class, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as being attributable to any particular Series or Class shall be allocated and charged against assets of the Series and Classes of each Series in proportion to their net assets as a proportion of the total net assets of the Trust unless the Trustees shall have affirmatively allocated them among any one or more of the Series or Classes established and designated from time to time in any other manner or basis as the Trustees in their sole discretion deem fair and equitable; provided that any incremental expenses allocated to one or more Classes of Shares on a basis other than the relative net asset values of the respective Classes shall be allocated in a manner consistent with the 1940 Act. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders and creditors of all Series and Classes for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to deter mine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Share holders and creditors of all Series and Classes for all purposes. Under no circum stances shall the assets allocated or belonging to a particular Series or attributable to a particular Class be charged with any liabilities attributable to another Series or Class. Any creditor may look only to the assets of the particular Series with respect to which such Person is a creditor for satisfaction of such creditor's debt.

                           (e) Dividends. The power of the Trust to pay
dividends and make distributions with respect to any one or more Series shall be governed by Section 9.2 of this Trust. Dividends and distributions on Shares of a particular Series may be paid with such frequency as the Trust may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trust may determine, to the holders of Shares of that Series, from such of the income and capital gains, accrued or realized, from the assets belonging to that Series, as the Trust may determine, after providing for actual and accrued liabilities belonging to that Series. All dividends and distributions on each Class of a Series shall be distributed pro rata to the holders of Shares of that Class in proportion to the number of Shares of that Class held by such holders at the date and time of record established for the payment of such dividends or distributions, and such dividends and distributions need not be pro rata with respect to dividends and distributions paid to Shares of any other Class of such Series. Dividends and distributions shall be paid with respect to Shares of a given Class only out of lawfully available assets attributable to such Class.

                  6.5 Rights of Shareholders. The Shares shall be personal property giving only the rights in this Declaration specifically set forth. The ownership of the Series Property of every description and the right to conduct any business herein before described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, with respect to a particular Series or Class and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or, subject to the right of the Trustees to charge certain expenses directly to Shareholders, as provided in the last sentence of Section 3.8, suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall not entitle the holder to preference, preemp tive, appraisal, conversion or exchange rights (except as specified in Section 11.4 or as specified by the Trustees in the designation or redesignation of any Series or Class thereof).

                  6.6 Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partner ship, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners, members or shareholders of any such entity.

                  6.7 Issuance of Shares. The Trustees, in their discretion, may from time to time without the vote of the Shareholders issue Shares with respect to any Series that may have been established pursuant to Section 6.2, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The Trustees may from time to time divide or combine the Shares of any Series into a greater or lesser number without thereby changing the proportionate beneficial interest in such Series of the Trust. Issuances and redemptions of Shares may be made in whole Shares and/or l/l,000ths of a Share or multiples thereof as the Trustees may determine.

                  6.8 Register of Shares. One or more registers shall be kept at the offices of the Trust or any transfer agent duly appointed by the Trustees under the direction of the Trustees which shall contain the names and addresses of the Share holders and the number of Shares of each Series and Class thereof held by them respectively and a record of all transfers thereof. Such registers shall be conclusive as to who are the holders of the Shares of the applicable Series and Classes thereof and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he or she has given his or her address to a transfer agent or such other officer or agent of the Trustees as shall keep the register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate fees therefore and rules and regulations as to their use.

                  6.9 Transfer Agent and Registrar. The Trustees shall have power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Shares. The transfer agent or transfer agents may keep the applicable register and record therein, the original issues and transfers, if any, of the said Shares. Any such transfer agents and/or registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, as modified by the Trustees.

                  6.10 Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by its agent thereto duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the applicable register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer. Except as otherwise determined by the Trustees, no holders of any Shares or any Series or Class may sell or otherwise transfer for value any Shares to any Person other than the Trust upon redemption thereof.

                  Any Person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

                  6.11 Notices. Any and all notices to which any Shareholder hereun der may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the applicable register of the Trust.


                                  ARTICLE VII

                                  Custodians
                                  ----------

                  7.1 Appointment and Duties. The Trustees shall at all times employ a custodian or custodians, meeting the qualifications for custodians for portfolio securities of investment companies contained in the 1940 Act, as custodian with respect to the assets of the Trustor any Series. Any custodian shall have authority as agent of the Trust or Series with respect to which it is acting as determined by the custodian agreement or agreements, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Trust and the 1940 Act:

                  (1) to hold the securities owned by the Trust or Series and deliver the same upon written order;

                  (2) to receive any receipt for any moneys due to the Trust or Series and deposit the same in its own banking department (if a bank) or elsewhere as the Trustees may direct;

                  (3) to disburse such funds upon orders or vouchers;

                  (4) if authorized by the Trustees, to keep the books and accounts of the Trust and furnish clerical and accounting services; and

                  (5) if authorized to do so by the Trustees, to compute the net income or net asset value of the Trust or Series;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.

                  The Trustees may also authorize each custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall meet the qualifications for custodians contained in the 1940 Act.

                  7.2 Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust or Series in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other Person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to with drawal only upon the order of the Trust.


                                 ARTICLE VIII

                                  Redemption
                                  ----------

                  8.1 Redemptions. All outstanding Shares of any Series of the Trust or any Class thereof may be redeemed at the option of the holders thereof, upon and subject to the terms and conditions provided in this Article
VII. The Trust shall, upon application by any Shareholder or pursuant to authorization from any Share holder of a particular Series or Class, redeem or repurchase from such Shareholder outstanding Shares of such Series or Class for an amount per share determined by the application of a formula adopted for such purpose by the Trustees with respect to such Series or Class (which formula shall be consistent with the 1940 Act); provided that (a) such amount per share shall not exceed any limitations imposed under applicable law and
(b) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such redemption, at such rates as the Trustees may establish, as and to the extent permitted under the 1940 Act, and may, at any time and from time to time, pursuant to such Act, suspend such right of redemption. The procedures for effecting redemption shall be as set forth in the Prospectus with respect to the applicable Series or Class from time to time. The proceeds of the redemption of Shares shall be paid in cash or property (tangible or intangible) or any combination thereof in the sole discretion of the Trustees or, if not determined by them, the Trust's investment advisor.

                  8.2 Disclosure of Holding. The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Code or any other applicable laws.

                  8.3 Redemptions of Small Accounts. The Trustees shall have the power to redeem shares of any Series or Class in any or all accounts at a redemption price determined in accordance with Section 8.1 above, (a) if at any time the total investment in such account does not have a value of at least such minimum amount as may be specified in the Prospectus for such Series or Class from time to time, (b) as provided by Section 3.8, or (c) to the extent a Shareholder or other Person benefi cially owns Shares equal to or in excess of a percentage of Shares of the Trust or any Series or Class determined from time to time by the Trustees and specified in the applicable Prospectus. In the event the Trustees determine to exercise their power to redeem Shares provided in subsection (a) of this Section 8.3, the Shareholder shall be notified that the value of his account is less than the applicable minimum amount and shall be allowed 30 days to make an appropriate investment before redemption is processed.


                                  ARTICLE IX

                       Determination of Net Asset Value
                         Net Income and Distributions

                  9.1 Net Asset Value. The value of the assets of the Trust or any Series of the Trust or any Class of such Series, the amount of liabilities of the Trust or any Series of the Trust or any Class of such Series and the net asset value of each outstanding Share of any Series or Class shall be determined at such time or times and on such days as the Trustees may determine in accordance with the 1940 Act. The method of determination of net asset value shall be determined by the Trustees. The power and duty to value the assets and liabilities of the Trust and make net asset value determinations and calculations may be delegated by the Trustees.

                  9.2  Distributions to Shareholders.

                          (a) The Trust shall from time to time distribute among
the Shares such proportion of the net profits, surplus (including paid-in surplus), capital, or assets held by the Trustees as they or any Persons to whom they delegate such determination may deem proper or as may otherwise be determined in the instrument setting forth the terms of such Series or Class of Shares, which need not be ratable with respect to distributions in respect of Shares of any other Class. Such distribu tions may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof) or any combination thereof.

                           (b) Distributions may be made to the Shareholders
of record entitled to such distribution at the time such distribution is declared or at such later date as shall be determined by the Trust prior to the date of payment.

                           (c) The Trust may always retain from any source
such amount as the Trustees or their delegee may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as the Trustees or their delegee otherwise may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business of the Trust.

                  9.3 Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article IX, the Trustees may prescribe, in their absolute discretion except as may be required by the 1940 Act, such other bases and times for determining the per share asset value of the Trust's Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable for any reason, including to enable the Trust to comply with any provision of the 1940 Act, or any securities exchange or association registered under the Securities Exchange Act of 1934, or any order of exemption issued by the Commission, all as in effect now or hereafter amended or modified.


                           ARTICLE X

                           Shareholders

                  10.1 Meetings of Shareholders. A meeting of Shareholders may be called at any time by a majority of the Trustees or the President and shall be called by any Trustee for any proper purpose upon written request of Shareholders of the Trust holding in the aggregate not less than 51% of the outstanding Shares of the Trust, or the class or series of Shares having voting rights on the matter, such request specify ing the purpose or purposes for which such meeting is to be called. Any Shareholder meeting shall be held within or without the State of Delaware on such day and at such time as the Trustees shall designate. The Trust shall not be required to hold annual meetings of the Shareholders.

                  10.2 Voting. Shareholders shall have no power to vote on any matter except matters on which a vote of Shares is expressly required by applicable law, this Declaration or resolution of the Trustees. In particular, no amendment of this declaration, merger, consolidation, share exchange or sale of assets of the Trust or any Series thereof, conversion of the Trust to any other form of organization or any other action of the Trust or Series thereof shall require any vote or other approval of any of the Shareholders except as provided by the foregoing sentence. Any matter required to be submitted for approval of any of the Shares and affecting more than one Series or Class shall require approval by the required vote of Shares of the affected Series or Classes voting together as a single Series or Class and, if such matter affects one or more Series or Class thereof differently from one or more other Series or Class, approval, to the extent provided by applicable law, this Declaration or resolution of the Trustees, by the required vote of Shares of each such Series or Class voting as a separate Series or Class shall be required in order to be approved with respect to such Series or Class; provided, however, that except to the extent required by the 1940 Act, there shall be no separate class votes on the election or removal of Trustees or the selection of auditors for the Trust and its Series. Share holders of a particular Series shall not be entitled to vote on any matter that affects the rights or interests of only one or more other Series. There shall be no cumulative voting in the election or removal of Trustees.

                  10.3 Notice of Meeting and Record Date. Notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder of record entitled to vote thereat at its registered address, mailed at least 10 days and not more than 90 days before the meeting or otherwise in compliance with applicable law. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned one or more times without further notice not later than 120 days after the record date. For the purposes of determining the Sharehold ers who are entitled to notice of and to vote at any meeting the Trustees may, without closing the transfer books, fix a date not more than 90 nor less than 10 days prior to the date of such meeting of Shareholders as a record date for the determination of the Persons to be treated as Shareholders of record for such purposes.

                  10.4 Quorum and Required Vote. (a) The holders of a majority of the Shares entitled to vote on any matter at a meeting present in person or by proxy shall constitute a quorum at such meeting of the Shareholders for purposes of conducting business on such matter. The holders of a majority of the outstanding Shares of the affected Series or Classes on the record date present in person or by proxy shall constitute a quorum at any meeting of the Shareholders for purposes of conducting business on which a vote of Shareholders of such Series or Classes is being taken. Shares underlying a proxy as to which a broker or other intermediary states its absence of authority or lack of instruction to vote with respect to one or more matters or fails to abstain or vote on or against one or more matters shall be treated as present for purposes of establishing a quorum or proportion of shares voted for taking action on any such matter only to the extent so determined by the Trustees at or prior to the meeting of Shareholders at which such matter is to be considered.

                           (b) Subject to any provision of applicable law,
this Declara tion or a resolution of the Trustees specifying or requiring a greater or lesser vote requirement for the transaction of any matter of business at any meeting of Share holders, (i) the affirmative vote of a plurality of the Shares entitled to vote for the election of any Trustee or Trustees shall be the act of such Shareholders with respect to the election of such Trustee or Trustees, (ii) the affirmative vote of a majority of the Shares present in person or represented by proxy on any other matter and entitled to vote on such matter shall be the act of the Shareholders with respect to such matter, and (iii) where a separate vote of any Series or Class is required on any matter, the affirmative vote of a majority of the Shares of such Series or Class present in person or represented by proxy on such matter and entitled to vote on such matter shall be the act of the Shareholders of such Series or Class with respect to such matter.

                  10.5 Proxies, etc. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verifica tion prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers or employees of the Trust. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and each fractional Share shall be entitled to a vote equal to its fraction of a full Share. When any Share is held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be given by or on behalf of a Shareholder of record on the record date for a meeting shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a Person of unsound mind, and subject to guardianship or to the legal control of any other Person as regards the charge or management of such Share, he or she may vote by his or her guardian or such other Person appointed or having such control, and such vote may be given in person or by proxy. The Trustees shall have the authority to make and modify from time to time regulations regarding the validity of proxies. In addition to signed proxies, such regulations may authorize facsimile, telephonic, internet and other methods of appointing a proxy that are subject to such supervision by or under the direction of the Trustees as the Trustees shall determine.

                  10.6 Reports. The Trustees shall cause to be prepared and sent to Shareholders at least annually and more frequently to the extent and in the form required by law, regulation or any exchange on which Shares are listed a report of operations containing financial statements of the Trust prepared in conformity with generally accepted accounting principles and applicable law. Separate reports may be prepared for the various Series. Copies of such reports shall be mailed to all Shareholders of record of the applicable Series within the time required by the 1940 Act, and in any event within a reasonable period preceding the meeting of Sharehold ers. The Trustees may prepare and send to Shareholders of any Series or Class any other reports.

                  10.7 Inspection of Records. The records of the Trust shall be open to inspection by Persons who have been holders of record of at least $25,000 in net asset value or liquidation preference of Shares for a continuous period of not less than six months to the same extent and for the same purposes as is permitted under the Delaware General Business Corporation Law to shareholders of a Delaware business corporation.

                  10.8 Shareholder Action by Written Consent. Any action which may be taken by Shareholders by vote may be taken without a meeting if the holders of all of the Shares entitled to vote thereon consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                                  ARTICLE XI

                        Duration; Termination of Trust;
                           Amendment; Mergers, Etc.

                  11.1 Duration. Subject to possible termination in accordance with the provisions of Section 11.2 hereof, the Trust created hereby shall have perpetual existence.

                  11.2 Termination. (a) The Trust or any Series may be dissolved by the affirmative vote of a majority of the Trustees, and without any vote of the Shareholders thereof except as may be required by the 1940 Act. Upon the dissolu tion of the Trust or any Series:

                                    (i) The Trust or such Series shall carry on
no
         business except for the purpose of winding up its affairs.

                                    (ii) The Trustees shall proceed to wind up
         the affairs of the Trust or such Series and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust or such Series shall have been wound up, including the power to fulfill or discharge the contracts of the Trust or such Series, collect its assets, sell, convey, assign, exchange, merge where the Trust is not the survivor, transfer or otherwise dispose of all or any part of the remain ing Series Property to one or more Persons at a public or private sale for consideration which may consist in whole or in part in cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, merger in which the Trust is not the survivor, transfer or other disposition of all or substan tially all of the property of the Trust or any Series Property shall require approval of the principal terms of the transaction and the nature and amount of the consideration with the same vote as required for dissolution pursuant to paragraph (a) above.

                                    (iii) After paying or adequately providing
         for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Series Property of any Series, in cash or in kind or partly in each, among the Share holders of such Series according to their respective rights.

                           (b) After the winding up and termination of the
Trust or any Series and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination and shall execute and file a certifi cate of cancellation with the Secretary of State of the State of Delaware. Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

                  Upon termination of any Series, the Trustees shall thereunder be discharged from all further liabilities and duties with respect to such Series, and the rights and interests of all Shareholders of such Series shall thereupon cease.

                  11.3  Amendment Procedure.

                           (a) Subject to Section 11.3(b), this Declaration may
be amended in any respect by the affirmative vote or approval in writing of two-thirds of the Trustees and without any vote of the Shareholders of the Trust or any Series or Class except as may be required by the 1940 Act.

                           (b) Nothing contained in this Declaration shall
permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders. Expenses of the Trust charged directly to Share holders pursuant to Section 3.8 hereof or fees or sales charges payable upon or in connection with redemptions of Shares pursuant to Section 8.1 hereof shall not constitute "assessments" for purposes of this Section 11.3(b).

                           (c) An amendment duly adopted by the requisite
approval of the Board of Trustees and, if required, Shareholders as aforesaid, shall become effective at the time of such adoption or at such other time as may be designated by the Board of Trustees or Shareholders, as the case may be. A certification signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Trustees and, if required, Shareholders as aforesaid, or a copy of the Declaration, as amended, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust or at such other time designated by the Board.

                  Notwithstanding any other provision hereof, until such time as Shares are issued and outstanding, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

                  11.4 Merger, Consolidation and Sale of Assets. The Trust or any Series may merge or consolidate with any other corporation, association, trust or other organization or any Series, sub-trust or other designated portion thereof or may sell, lease or exchange all or substantially all of the property of the Trust or any Series Property including its good will or may acquire all or substantially all of the property of any other corporation, association, trust or other organization or any series, sub-trust or other designated portion thereof, upon such terms and conditions and for such consideration when and as authorized by two-thirds of the Trustees and without any vote by the Shareholders of the Trust or any Series or Class except as may be required by the 1940 Act, and any such merger, consolidation, sale, lease, exchange or purchase shall be determined for all purposes to have been accomplished under and pursuant to the statutes of the State of Delaware.

                  11.5 Subsidiaries. Without approval by Shareholders, the Trustees may cause to be organized or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer all or a portion of the Trust Property or Series Property to any such corporation, trust, limited liability company, association or organization in exchange for the shares or securities thereof, or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, limited liability company, partnership, association or organization, or any corporation, partnership, trust, limited liability company, association or organization in which the Trust or Series holds or is about to acquire shares or any other interests.


                                  ARTICLE XII

                                 Miscellaneous
                                 -------------

                  12.1 Filing. (a) This Declaration and any amendment or supplement hereto shall be filed in such places as may be required or as the Trustees deem appropriate. Each amendment or supplement shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein, and shall, upon insertion in the Trust's minute book, be conclusive evidence of all amendments contained therein. A restated Declaration, containing the original Declaration and all amendments and supplements theretofore made, may be executed from time to time by a majority of the Trustees and shall, upon insertion in the Trust's minute book, be conclusive evidence of all amendments and supplements contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments and supplements thereto.

                           (b) The Trustees hereby authorize and direct a
Certificate of Trust, in the form attached hereto as Exhibit A, to be executed and filed with the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Statutory Trust Act.

                  12.2 Resident Agent. The Trust shall maintain a resident agent in the State of Delaware, which agent shall initially be The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801 The Trustees may designate a successor resident agent, provided, however, that such appointment shall not become effective until written notice thereof is delivered to the office of the Secretary of the State.

                  12.3 Governing Law. This Declaration is executed by the initial Trustee for the purpose of creating a "statutory trust" under the Delaware Statutory Trust Statue and establishing this Declaration as the "governing instrument" of the Trust within the meaning of the Delaware Statutory Trust Statute. The rights of all Persons hereunder and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said State of Delaware and reference shall be specifically made to the business corporation law of the State of Delaware as to the construction of matters not specifically covered herein or as to which an ambiguity exists, although such law shall not be viewed as limiting the powers otherwise granted to the Trustees hereunder and any ambiguity shall be viewed in favor of such powers.

                  12.4 Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

                  12.5 Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the name of the Trust, (c) the due authorization of the execution of any instrument or writing, (d) the form of any vote passed at a meeting of Trustees or Shareholders, (e) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (f) the form of any By Laws adopted by or the identity of any officers elected by the Trustees, or (g) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

                  12.6 Provisions in Conflict with Law or Regulation. (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determina tion shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

                           (b) If any provision of this Declaration shall be
held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.


                  IN WITNESS WHEREOF, the undersigned has caused these presents to be executed as of the day and year first above written.






                                                  By: _________________________
                                                      Anne F. Ackerley
                                                      Sole Trustee











729250.08-New York S7A
                                                 30